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                                                                   EXHIBIT 23.3



We hereby consent to the incorporation by reference in this Amendment No.1 to the Registration Statement on Form S-3 (No. 333-86457) of our report dated January 14, 1999, except for footnote 5 which is as of February 1, 1999, relating to the financial statements and financial statement schedule of Winston Hotels, Inc., which appears in Winston Hotels, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 6, 1998 relating to the financial statements of Winston Hospitality, Inc. which also appears in Winston Hotels, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the heading "Experts" in Amendment No. 1 to such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Raleigh, North Carolina
September 29, 1999